AMENDMENT TO THE STATE FILING SERVICES
                AGREEMENT BY AND BETWEEN NATIONAL INVESTORS CASH
                              MANAGEMENT FUND, INC.
              AND AUTOMATED BUSINESS DEVELOPMENT COPORATION ("ABD")
                    ON BEHALF OF CLEARSKY, A DIVISION OF ABD

         Amendment made as of April 4, 2002 to the State Filing Services Agreement dated as of February 26, 1998 (the "Agreement"), by and between NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. (the "Company") and AUTOMATED BUSINESS DEVELOPMENT CORPORATION ("ABD") on behalf of ClearSky, a division of ABD.

                                                    WITNESSETH:

WHEREAS, the Company and ABD desire to make an amendment to the Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The Institutional Money Market Portfolio is included as a "Fund" under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.


                                            NATIONAL INVESTORS CASH
                                            MANAGEMENT FUND, INC.

                                            By:_________________________


                                            AUTOMATED BUSINESS DEVELOPMENT
                                            CORPORATION, on behalf of ClearSky

                                            By:_________________________